Exhibit 99.1

Korro Bio and Frequency Therapeutics Announce Merger Agreement

Merger to create a Nasdaq-listed genetic medicines company focused on advancing Korro Bio’s wholly owned portfolio of RNA editing programs

Lead program is a disease modifying therapy for patients with alpha-1 antitrypsin deficiency (AATD), with preclinical data showing an increase of normal A1AT protein to 85% of total protein in circulation

Combined company is expected to have cash balance of approximately $170 million at close, which is expected to provide cash runway through several value-creating milestones and into 2026

Companies to host conference call today at 8:30 a.m. ET

CAMBRIDGE, Mass. and LEXINGTON, Mass., July 14, 2023 – Korro Bio, Inc., a leading RNA editing company focused on the discovery and development of novel genetic medicines, and Frequency Therapeutics, Inc. (Nasdaq: FREQ) today announced that they have entered into a definitive merger agreement to combine the companies in an all-stock transaction. The combined company will focus on the advancement of Korro Bio’s portfolio of RNA editing programs, is expected to operate under Korro Bio, Inc. and will apply to trade on Nasdaq under the ticker symbol “KRRO”.

Korro Bio has secured commitments from a syndicate of leading life sciences investors for a planned concurrent $117 million financing, co-led by Surveyor Capital (a Citadel company) and Cormorant Asset Management and participation from Atlas Venture, NEA, Platanus, Qiming Venture Partners USA, MP Healthcare Venture Management, Eventide Asset Management, Fidelity Management & Research Company LLC, Invus, Point72, Verition Fund Management, Monashee Investment Management, Sixty Degree Capital and additional investors. The financing is expected to close immediately prior to the completion of the merger. The combined company is expected to have approximately $170 million in cash, cash equivalents and marketable securities at close after estimated transaction expenses. The pro-forma cash balance is expected to provide cash runway through several value-creating milestones and into 2026. The merger and related financing are expected to close in the fourth quarter of 2023, subject to approval by Frequency Therapeutics’ stockholders and other customary closing conditions.

“RNA editing, specifically utilizing our OPERA™ platform, holds significant promise to transform the therapeutic landscape for rare and common diseases. The ability to make a single base change on RNA using a simple drug product provides an opportunity to modify disease in an unprecedented manner,” said Ram Aiyar, PhD, Chief Executive Officer of Korro Bio. “The power of our OPERA platform is exemplified by our lead program in AATD, where we have demonstrated an increase of normal A1AT protein to 85% of total protein in circulation, which has the potential of disease-modifying effects. We are committed to creating value for Korro Bio’s and Frequency Therapeutics’ stockholders as we work to develop a novel class of innovative medicines that have the potential to improve the lives of patients.”

Korro Bio is rapidly advancing its lead program for AATD to a clinical trial and intends to submit a regulatory filing in the second half of 2024. AATD is an inherited disease that results from a single genetic defect that manifests itself as a broad spectrum of clinical pathologies. A majority of the patients are diagnosed later in life, having multiple clinical effects including liver disease and lung disease, eventually leading to organ transplant in some cases. Studies suggest that clinical unawareness of AATD results in a significant number of patients that go undiagnosed or misdiagnosed with approximately 100,000 patients in the U.S. currently identified with AATD. Korro Bio’s lead program is focused on precisely and transiently editing the genetic mutation in RNA rather than permanently altering DNA. Korro Bio has also demonstrated the ability to edit within the coding region of the SERPINA1 gene showing translation from the PiZ mouse model to non-human primates.

“Following comprehensive review and consideration of our strategic options, management and our Board of Directors believe the merger with Korro Bio provides the best opportunity for the company and its stockholders,” said David. L. Lucchino, Chief Executive Officer of Frequency Therapeutics. “Korro Bio’s RNA editing technology leverages genetics transiently, expanding the target space to intervene in biology in a unique manner. We are confident in their ability to bring forward important genetic medicines with the potential to transform the lives of patients.”

Korro Bio’s proprietary RNA editing platform enables a breadth of indications with an initial focus on six potential programs that are all wholly owned, including AATD.

“This transformative transaction enables us to take our lead program in AATD into the clinic and progress our pipeline,” said Vineet Agarwal, Chief Financial Officer of Korro Bio. “In addition, we will be able to fund our company through several value-creating milestones into 2026.”

Management and Organization

Following the consummation of the merger, the combined company will be headquartered in Cambridge, Massachusetts. The combined company will be led by current members of the Korro Bio management team, including:

•	Ram Aiyar, PhD, President and Chief Executive Officer

•	Steve Colletti, PhD, Chief Scientific Officer

•	Vineet Agarwal, Chief Financial Officer

•	Todd Chappell, Senior Vice President, Strategy and Portfolio Planning

•	Shelby Walker, Senior Vice President, General Counsel

•	Venkat Krishnamurthy, PhD, Senior Vice President, Head of Platform

•	Stephanie Engels, Senior Vice President, HR, People and Culture

The Board of Directors of the combined company is expected to be comprised of seven members, consisting of four members designated by Korro Bio, one member designated by Frequency Therapeutics, which will be Frequency’s Chief Executive Officer, David L. Lucchino, and two independent directors. In connection with this transaction, Alex Silverstein from Point72 and Jordan Baumhardt, PhD from Eventide Asset Management will resign from their director roles from the Korro Bio Board of Directors with immediate effect.

About the Proposed Merger

Pre-merger Frequency Therapeutics stockholders are expected to own approximately 8% of the combined company and pre-merger Korro Bio stockholders (including those purchasing Korro Bio shares in the private financing discussed above) are expected to own approximately 92% of the combined company. Under the terms of the merger agreement, stockholders of Korro Bio will receive newly issued shares of Frequency Therapeutics common stock pursuant to a formula set forth in the merger agreement. The percentage of the combined company that Frequency Therapeutics stockholders will own upon the closing of the merger is further subject to adjustment based on the amount of Frequency Therapeutics’ net cash at the time of closing.

Frequency Therapeutics has discontinued development of its remyelination program for Multiple Sclerosis as it explores strategic alternatives for the program. If Frequency Therapeutics has not otherwise monetized its remyelination program for Multiple Sclerosis prior to the closing of the proposed merger, Frequency Therapeutics stockholders of record will be issued a contingent value right (CVR) for each outstanding share of Frequency Therapeutics common stock held by such Frequency Therapeutics stockholder prior to the closing of the proposed merger. The CVR would represent the right to receive certain cash payments from proceeds received by Frequency Therapeutics related to its remyelination program for Multiple Sclerosis that is in preclinical development.

The merger agreement has been unanimously approved by the boards of directors of both companies. Additional information about the transaction will be provided in a Current Report on Form 8-K that will be filed by Frequency Therapeutics with the Securities and Exchange Commission (SEC) and will be available at www.sec.gov.

Conference Call Information

Korro Bio and Frequency Therapeutics will host a conference call today, July 14, 2023, at 8:30 a.m. ET, to discuss the proposed merger.

A live webcast of the conference call can be accessed at the “Events and Presentations” page on the Frequency Therapeutics website at https://investors.frequencytx.com/events-and-presentations. A replay will be available on the Frequency Therapeutics website at the same link shortly after conclusion of the event.

Advisors

J.P. Morgan Securities LLC is serving as exclusive financial advisor to Korro Bio and lead placement agent on Korro Bio’s planned concurrent financing. Goodwin Procter LLP is serving as legal counsel. BofA Securities, Piper Sandler and RBC Capital Markets are also serving as placement agents for Korro Bio’s planned concurrent financing and Davis Polk & Wardwell LLP is serving as the placement agents’ legal counsel. TD Cowen is acting as exclusive financial advisor to Frequency Therapeutics and Latham & Watkins LLP is serving as Frequency Therapeutics’ legal counsel.

About Korro Bio

Korro Bio is an RNA editing company focused on the discovery and development of a new class of precision genetic medicines for both rare and highly prevalent diseases. RNA editing is a natural physiological process that occurs in cells, including a mechanism mediated by an enzyme called Adenosine Deaminase Acting on RNA (ADAR). Korro Bio’s RNA editing approach involves co-opting this endogenous editing system via a proprietary engineered oligonucleotide to introduce precise edits to RNA. This unique technology enables the development of therapeutic candidates that deliver the functional benefits of gene therapy with a transient, titratable and specific treatment regimen, offering the potential to advance genetic medicines beyond rare genetic diseases into larger patient populations with common diseases. Korro Bio is based in Cambridge, Mass. For more information, visit korrobio.com.

About OPERA

Korro Bio’s proprietary platform, OPERA™ ( Oligonucleotide Promoted Editing of RNA), builds on a deep understanding of ADAR biology, and combines oligo discovery, chemistry and data-driven design with clinically validated delivery vehicles, to achieve highly selective RNA editing product candidates. OPERA is designed to enable the precise repair and modulation of disease-causing mutations and protein function to provide new possibilities for treating diseases in which progress with existing technologies has been slow to materialize.

About Korro Bio’s lead program in AATD

AATD is an inherited genetic disorder that can cause severe progressive lung and liver disease due to a lack of normal alpha-1 antitrypsin protein (A1AT). Korro Bio’s AATD product candidate is a proprietary oligonucleotide that uses an established lipid nanoparticle (LNP) based delivery system administered intravenously to restore production of normal functional A1AT to liver hepatocytes. The oligonucleotide drug product co-opts the naturally occurring ADAR pathway, repairing disease-related mutations and restoring production of normal A1AT. Korro Bio believes this will provide clinically differentiated benefit for both liver and lung function in affected individuals. Proof of concept has been shown in preclinical models, and studies in mice and non-human primates demonstrated high editing efficiency and expression of functional A1AT protein to support potential modification of disease progression. Korro Bio intends to submit a regulatory filing in the second half of 2024.

About Korro Bio’s portfolio of programs

Korro Bio has demonstrated that single RNA changes can disrupt protein-protein interactions, prevent protein aggregation, selectively modulate ion channels, and activate kinases. These modulation approaches have the potential to unlock validated target classes that have historically been difficult to drug, enabling Korro Bio to pursue a broad range of diseases, including those with high prevalence and large market opportunities. Korro Bio’s wholly owned, early-stage pipeline targets several diseases, such as Parkinson’s disease, severe alcoholic hepatitis, , amyotrophic lateral sclerosis, subsets of pain, and cardiometabolic disease.

About Frequency Therapeutics

Headquartered in Lexington, Mass., Frequency Therapeutics is pioneering a new category in regenerative medicine that aims to restore human function by developing therapeutics that activate a person’s innate regenerative potential within the body through the activation of progenitor cells. Frequency Therapeutics’ lead preclinical program is designed to activate oligodendrocyte precursor cells with the goal of driving remyelination and potential functional recovery for individuals living with multiple sclerosis. For more information, visit www.frequencytx.com and follow Frequency on Twitter @Frequencytx.

Cautionary Note on Forward-Looking Statements

Certain statements contained in this press release may be considered forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding the concurrent financing, the combined company’s expected cash, cash equivalents and marketable securities and their sufficiency to achieve value-creating milestones and fund operations into 2026, the listing of the combined company on Nasdaq, the proposed transaction involving Frequency Therapeutics and Korro Bio the including the conditions to, and timing of, closing of the proposed transaction, the location and management of the combined company, the percentage ownership of the combined company, the CVR, and the parties’ ability to consummate the proposed transaction, the potential of RNA editing, the development and treatment potential of Korro Bio’s approach and its OPERA platform, AATD program, and timing development and regulatory matters therefor, among others. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (i) the risk that the conditions to the closing of the proposed transaction are not satisfied, including the failure to timely or at all obtain stockholder approval for the proposed transaction or the failure to timely or at all obtain any required regulatory clearances; (ii) uncertainties as to the timing of the consummation of the proposed transaction and the ability of each of Frequency Therapeutics and Korro Bio to consummate the proposed transaction; (iii) the ability of Frequency Therapeutics and Korro Bio to integrate their businesses successfully and to achieve anticipated synergies; (iv) the possibility that other anticipated benefits of the proposed transaction will not be realized, including without limitation, anticipated revenues, expenses, earnings and other financial results, and growth and expansion of the combined company’s operations, and the anticipated tax treatment of the combination; (v) potential litigation relating to the proposed transaction that could be instituted against Frequency Therapeutics, Korro Bio or their respective directors; (vi) possible disruptions from the proposed transaction that could harm Frequency Therapeutics’ and/or Korro Bio’s respective businesses; (vii) the ability of Frequency Therapeutics and Korro Bio to retain, attract and hire key personnel; (viii) potential adverse reactions or changes to relationships with customers, employees, suppliers or other parties resulting from the announcement or completion of the proposed transaction; (ix) potential business uncertainty, including changes to existing business relationships, during the pendency of the proposed transaction that could affect Frequency Therapeutics’ or Korro Bio’s financial performance; (x) certain restrictions during the pendency of the proposed transaction that may impact Frequency Therapeutics’ or Korro Bio’s ability to pursue certain business opportunities or strategic transactions; (xi) legislative, regulatory and economic developments; (xii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as management’s response to any of the aforementioned factors; and (xiv) such other factors as are set forth in Frequency Therapeutics’ periodic public filings with the SEC, including but not limited to those described under the heading “Risk Factors” in Frequency Therapeutics’ Form 10-Q for the fiscal year ended March 31, 2023. Frequency Therapeutics and Korro Bio can give no assurance that the conditions to the proposed transaction will be satisfied. Except as required by applicable law, Frequency Therapeutics and Korro Bio undertake no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Important Additional Information

In connection with the proposed transaction, Frequency Therapeutics intends to file with the SEC a registration statement on Form S-4 that will include a proxy statement of Frequency and that will constitute a prospectus with respect to shares of Frequency Therapeutics’ common stock to be issued in the proposed transaction (Proxy Statement/Prospectus). Frequency Therapeutics may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the Proxy Statement/Prospectus or any other document which Frequency Therapeutics may file with the SEC. INVESTORS, KORRO BIO STOCKHOLDERS AND FREQUENCY THERAPEUTICS STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT ARE OR WILL BE FILED BY FREQUENCY WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors, Korro Bio stockholders and Frequency Therapeutics stockholders will also be able to obtain free copies of the Proxy Statement/Prospectus (when available) and other documents containing important information about Frequency Therapeutics, Korro Bio and the proposed transaction that are or will be filed with the SEC by Frequency Therapeutics through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Frequency Therapeutics will also be available free of charge on Frequency Therapeutics’ website at https://frequencytx.gcs-web.com/sec-filings or by contacting Frequency Therapeutics’ investor relations department by email at investorrelations@frequencytx.com or by directing a written request to Frequency Therapeutics, Inc., 75 Hayden Avenue, Suite 300 Lexington, MA 02421.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

Frequency Therapeutics and certain of its directors and executive officers may be deemed under SEC rules to be participants in the solicitation of proxies of Frequency Therapeutics’ stockholders in connection with the proposed transaction. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Frequency Therapeutics’ stockholders in connection with the proposed transaction will be set forth in the Proxy Statement/Prospectus on Form S-4 for the proposed transaction, which is expected to be filed with the SEC by Frequency. Investors and security holders of Korro Bio and Frequency Therapeutics are urged to read the Proxy Statement/Prospectus and other relevant documents that will be filed with the SEC by Frequency Therapeutics carefully and in their entirety when they become available because they will contain important information about the proposed transaction. Frequency Therapeutics’ stockholders will be able to obtain free copies of the Proxy Statement/Prospectus (when available) and other documents containing important information about Frequency Therapeutics, Korro Bio and the proposed transaction that are or will be filed with the SEC by Frequency through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Frequency Therapeutics will also be available free of charge on Frequency Therapeutics’ website at https://frequencytx.gcs-web.com/sec-filings or by contacting Frequency Therapeutics’ investor relations department by email at investorrelations@frequencytx.com or by directing a written request to Frequency Therapeutics, Inc., 75 Hayden Avenue, Suite 300 Lexington, MA 02421.

Korro Bio Contact Information

Investors

IR@korrobio.com

Media

Glenn Silver

FINN Partners

Glenn.silver@finnpartners.com

Frequency Therapeutics Contact Information

Investor and Media Contact

Frequency Therapeutics

Email: investors@frequencytx.com